EXHIBIT 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(UNAUDITED)

THE SOUTHERN CONNECTICUT GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three months ended March 31, 2012 and 2011	3

Balance Sheet as of March 31, 2012 and December 31, 2011	4

Statement of Cash Flows for the three months ended March 31, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Operating Revenues	$116,716	$165,656

Operating Expenses
Operation
Natural gas purchased	64,468	105,145
Operation and maintenance	13,991	13,131
Depreciation and amortization	11,539	10,980
Taxes - other than income taxes	6,530	8,249
Total Operating Expenses	96,528	137,505
Operating Income	20,188	28,151

Other Income and (Deductions), net	656	(49)

Interest Charges, net
Interest on long-term debt	3,344	3,337
Other interest, net	73	166
	3,417	3,503
Amortization of debt expense and redemption premiums	76	80
Total Interest Charges, net	3,493	3,583

Income Before Income Taxes	17,351	24,519

Income Taxes	7,511	9,700

Net Income	$9,840	$14,819

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended
	March 31,
	2012	2011

Net Income	$9,840	$14,819
Other Comprehensive Income, net	423	152
Comprehensive Income	$10,263	$14,971

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$1,383	$6,335
Accounts receivable less allowance of $3,300 and $3,400, respectively	60,166	43,839
Notes Receivable	10,000	-
Unbilled revenues	14,030	14,732
Current regulatory assets	24,722	27,294
Deferred income taxes	178	1,442
Natural gas in storage, at average cost	31,578	49,064
Materials and supplies, at average cost	3,034	1,523
Refundable taxes	-	4,563
Prepayments	1,815	3,398
Current portion of derivative assets	3,000	2,024
Total Current Assets	149,906	154,214

Other investments	8,524	7,818

Net Property, Plant and Equipment	480,919	479,311

Regulatory Assets (future amounts owed from customers through the ratemaking process)	128,593	143,851

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,580	4,861
Deferred income taxes	11,481	5,640
Goodwill	134,931	134,931
Other	1,834	904
Total Deferred Charges and Other Assets	152,826	146,336

Total Assets	$920,768	$931,530

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	34,048	40,408
Accrued liabilities	10,591	8,995
Current regulatory liabilities	9,341	1,655
Interest accrued	1,777	1,992
Taxes accrued	13,968	6,196
Total Current Liabilities	72,242	61,763

Noncurrent Liabilities
Pension accrued	31,876	36,539
Other post-retirement benefits accrued	17,888	17,896
Other	24,298	26,898
Total Noncurrent Liabilities	74,062	81,333

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	144,533	149,136

Commitments and Contingencies

Capitalization
Long-term debt	237,600	238,230

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	396,937	396,937
Retained earnings (accumulated deficit)	(23,219)	(14,059)
Accumulated other comprehensive income (loss)	(148)	(571)
Net Common Stock Equity	392,331	401,068

Total Capitalization	629,931	639,298

Total Liabilities and Capitalization	$920,768	$931,530

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash Flows From Operating Activities
Net income	$9,840	$14,819
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,615	11,060
Deferred income taxes	(5,912)	(5,295)
Pension expense	1,542	1,468
Deferred purchased gas	12,484	26,550
Other non-cash items, net	903	(9,168)
Changes in:
Accounts receivable, net	(16,227)	(22,964)
Natural gas in storage	17,486	24,644
Accounts payable	(4,553)	(2,322)
Accrued pension	(5,731)	(7,068)
Taxes accrued/refundable, net	12,335	6,391
Accrued liabilities	1,596	(1,761)
Other assets	49	(1,382)
Other liabilities	(3,297)	822
Total Adjustments	22,290	20,975
Net Cash provided by Operating Activities	32,130	35,794

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(7,799)	(4,428)
Notes receivable	(10,000)	-
Other	(283)	(261)
Net Cash (used in) Investing Activities	(18,082)	(4,689)

Cash Flows from Financing Activities
Payment of common stock dividend	(19,000)	(34,000)
Line of credit borrowings (repayments), net	-	(7,000)
Net Cash (used in) provided by Financing Activities	(19,000)	(41,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(4,952)	(9,895)
Balance at beginning of period	6,335	11,542
Balance at end of period	$1,383	$1,647

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$163	$498

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2012
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2011	1,407,072	$18,761	$396,937	$(14,059)	$(571)	$401,068

Net income				9,840		9,840
Other comprehensive loss, net of tax					423	423
Payment of common stock dividend				(19,000)		(19,000)
Balance as of March 31, 2012	1,407,072	$18,761	$396,937	$(23,219)	$(148)	$392,331

The accompanying Notes to Financial Statements
are an integral part of the financial statements.